Exhibit 2.1

                PURCHASE AND ASSIGNMENT AGREEMENT

     PURCHASE AND ASSIGNMENT AGREEMENT (this "Agreement"), dated this 3rd day of January, 2001 (the "Effective Date" or "Closing
  Date"), among ADVANTAGE MARKETING SYSTEMS, INC., an Oklahoma corporation ("AMS"), having its offices at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112, LIFE
SCIENCE TECHNOLOGIES HOLDINGS, INC., an Oklahoma corporation and a wholly-owned subsidiary of AMS ("Acquisition Sub"), GUS HOLDING, INC., a Nevada corporation ("GHI"), RMS LIMITED
  PARTNERSHIP, Nevada limited partnership ("RMS"), LIFE SCIENCE
   TECHNOLOGIES, INC., a Nevada corporation ("LSTI"), and Life Science Technologies of Canada, Inc. ("LSTCI"), having their offices at 6990 Lake Ellenor Drive, Orlando, Florida 32809.

                      W I T N E S S E T H:

     WHEREAS, GHI is the sole general partner and RMS is the sole limited partner of Life Science Technologies Holdings Limited Partnership, a Nevada Limited Partnership ("LST Holdings") and LSTI is the sole general partner and LST Holdings is the sole limited Partner of Life Science Technologies Limited, Life Science Technologies of Japan, and LST Fulfillment Limited Partnership, each a Nevada limited partnership and the sole shareholder of Life Science Technologies of Canada, Inc., and together with LST Holdings (the "LST Entities");

     WHEREAS, RMS and GHI desire to sell their partnership interests in LST Holdings and LSTI desires to sell its general partnership interests in Life Science Technologies Limited, Life Science Technologies of Japan, and LST Fulfillment Limited Partnership and all of the common stock of Life Science Technologies of Canada, Inc., (collectively these partnership interests and common stock are referred to as the "Partnership Interests") and Acquisition Sub and AMS desire to purchase the Partnership Interests;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, AMS, Acquisition Sub, GHI, RMS and LSTI agree as follows:

(a)        SECTION 1.  Purchase and Transaction Consideration.
Purchase and Sale. On the Effective Time, and subject to and upon the terms and conditions of this Agreement, GHI, RMS and LSTI hereby sell, assign, convey, set over, transfer and deliver to Acquisition Sub the Partnership Interests and Acquisition Sub hereby purchases, acquires and accepts all right, title and interest of GHI, RMS and LSTI in the Partnership Interests (the "Purchase and Sale"), free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, against receipt of the Transaction Consideration (as defined below).

(a) Transaction Consideration. (i) Payment and Deliveries on Effective Date. (A) AMS on the Effective Date pays and delivers to GHI, RMS and LSTI the aggregate sum of $1,000,000 in immediately available funds via wire transfer, and (B) AMS, Acquisition Sub and the LST Entities make in favor of and delivers to RMS a promissory note in the form attached hereto as Exhibit A, in the principal sum of $500,000, such principal amount of such note being subject to increase or decrease in an amount equal to the amount by which the book value of the tangible assets of the LST Entities is greater than or less than
$1,500,000.   AMS' obligations under the promissory note shall be
secured by all of the assets of the LST Entities including, without limitation, inventory, intellectual property and tangible and intangible assets and AMS shall execute financing statements covering such assets prepared by GHI, RMS and LSTI to be filed by GHI, RMS and LSTI in each jurisdiction in which such assets are located in order to provide GHI, RMS and LSTI with a perfected priority security interest in and to such assets.

          (ii) Installment Payments. On or before the 15th day of each of the 60 months following the Effective Date (the "Payment Date"), AMS shall pay to RMS or its designee the greater of (A) 5% of the gross sales of LST Products (as defined below) during the calendar month preceding the Payment Date or (B) $41,666.67 (the "Installment Payments"). "LST Products" means the products sold by the LST Entities prior to the Effective Date and any related products or products utilizing proprietary technology of the LST Entities, including but not limited to adaptogen based products, developed or sold by AMS or any of its affiliates after the Effective date. At the election of RMS exercised prior to payment of an Installment Payment, in lieu of payment of all or any portion of any Installment Payment in cash, RMS shall be issued and delivered one share of the Company's common stock, $0.0001 par value per share ("Common Stock") for each $3.00 of the Installment Payment in accordance with the option agreement attached hereto as Exhibit B (the "Option Agreement"). Provided, however, AMS shall not be obligated to issue more than 860,000 of its Common Stock pursuant to the Option Agreement without the prior approval of the holders of the outstanding Common Stock of AMS.

     SECTION 2. Taking of Necessary Action; Further Action . Each of AMS, Acquisition Sub, GHI, LSTI and RMS will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Purchase in accordance with this Agreement as promptly as possible.

     SECTION 3.  Director Position.    DELETED.

     SECTION 4. Entire Agreement . This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 5. Counterparts . This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 6. Disclaimer and Limitation on Liability. Each of GHI, RMS and LSTI represents and warrants that it owns the Partnership Interests to be assigned to Acquisition Sub pursuant to this Agreement free and clear of any liens, claims or encumbrances. GHI, RMS AND LSTI MAKE NO FURTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE PARTNERSHIP INTERESTS OR THE ASSETS, LIABILITIES, BUSINESS OR PROSPECTS OF LST HOLDINGS, LIFE SCIENCES TECHNOLOGIES LIMITED, LIFE SCIENCES TECHNOLOGIES OF JAPAN, LIFE SCIENCE TECHNOLOGIES OF CANADA, INC., LST FULFILLMENT LIMITED PARTNERSHIP AND ANY SUCH REPRESENTATIONS OR WARRANTIES (INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED. UNDER NO CIRCUMSTANCES WILL RMS, GHI OR LSTI OR AND OF THEIR RELATED PARTIES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF AMS OR ACQUISITION SUB ARISING OUT OF A BREACH OF FAILURE OF A WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. AMS and Acquisition Sub represent and acknowledge that they have conducted a due diligence review of the business, operations and financial condition of the LST Entities and have had opportunity to discuss such with the management of the LST Entities to the extent AMS and Acquisition Sub deemed necessary. AMS presently conducts a business similar in nature to that conducted by the LST Entities and is able to evaluate and understand the risks associated with the purchase of the Partnership Interests and is not relying on any representations or warranties by the LST Entities, GHI, RMS or LSTI except as set forth herein.

     SECTION 7. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Oklahoma, without regard to principles of conflict of laws.

     SECTION 8. Confidentiality. Except as otherwise required by law, the parties agree to maintain the confidentiality of the terms of this agreement and further agree not to issue any press release regarding this transaction or the LST Entities without the prior approval of RMS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

"AMS"                              ADVANTAGE MARKETING SYSTEMS, INC.

                              By   JOHN W. HAIL
                                   John W. Hail, Chief Executive Officer

"Acquisition Sub"                  LIFE SCIENCE TECHNOLOGIES HOLDINGS, INC.

                              By   JOHN W. HAIL
                                   John W. Hail, Chief Executive Officer

"GHI"                              GHI HOLDING, INC.

                                   RICHARD W. BAKER
                              By   Richard W. Baker, Secretary and Treasurer

"LSTI"                             LIFE SCIENCE TECHNOLOGIES, INC.

                                   RICHARD W. BAKER
                              By   Richard W. Baker, Secretary and Treasurer

"RMS"                              RMS LIMITED PARTNERSHIP

                              By   RICHARD W. BAKER
                                   Richard W. Baker, General Partner